        As filed with the Securities and Exchange Commission on January 26, 1998
                                                 Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ARBOR DRUGS, INC.
           (Exact name of registrant as specified in its charter)


            MICHIGAN                                       38-2054345
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


3331 WEST BIG BEAVER, TROY, MICHIGAN                         48084
(Address of Principal Executive Offices)                  (Zip Code)


               ARBOR DRUGS, INC. EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)


                               GILBERT C. GERHARD
               SENIOR VICE PRESIDENT - FINANCE AND ADMINISTRATION
                               ARBOR DRUGS, INC.
                              3331 WEST BIG BEAVER
                             TROY, MICHIGAN  48084
                    (Name and address of agent for service)

                                 (248) 643-9420
         (Telephone number, including area code, of agent for service)




                                                 CALCULATION OF REGISTRATION FEE
======================================================================================================================
       Title of                                     Proposed                 Proposed
      securities               Amount                maximum                 maximum             Amount of
        to be                   to be            offering price             aggregate           registration
      registered             registered            per share             offering price             fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par           750,000 shares (1)    $ 19.1875  (2)         $  14,390,625 (2)        $ 4,245.23
value $.01 per share (3)
----------------------------------------------------------------------------------------------------------------------

(1) The amount being registered reflects additional shares of Common Stock which became available for purchase under the Registrant's Employee
    Stock Purchase Plan (the "Plan") as a result of a 3 for 2 stock dividend declared subsequent to the amendment to the Plan reflected in this Registration Statement. This Registration Statement shall also cover any additional shares of Common Stock which become available for purchase under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock as quoted on The Nasdaq National Market on January 16, 1998.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

         The contents of the Form S-8 Registration Statement, File No. 33-54141, of Arbor Drugs, Inc. (the "Registrant") are incorporated in this Form S-8 Registration Statement by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. The Annual Report of the Registrant on Form 10-K for the fiscal year ended July 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended October 31, 1997.

         3. The description of the Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant, which is contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on April 29, 1986, pursuant to Section 12 of the Exchange Act (Registration No. 33-04378), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.          EXHIBITS.

         4.1 Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1988

         4.2 Certificate of Amendment to the Articles of Incorporation of the Registrant

         4.3     Bylaws of the Registrant, incorporated by reference to Exhibit
                 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-04378

         4.4 Arbor Drugs, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, File No. 33-54141

         4.5     First Amendment to Arbor Drugs, Inc. Employee Stock Purchase
                 Plan

         4.6     Second Amendment to Arbor Drugs, Inc. Employee Stock Purchase
                 Plan

         5.1     Opinion of Honigman Miller Schwartz and Cohn

         23.1    Consent of Coopers & Lybrand LLP

         23.2    Consent of Honigman Miller Schwartz and Cohn (included in
                 Exhibit 5.1)

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement)

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on January 26, 1998.


                                        ARBOR DRUGS, INC.



                                        By:    /s/ Gilbert C. Gerhard
                                           --------------------------------
                                               Gilbert C. Gerhard
                                               Its:  Senior Vice President -
                                                     Finance and Administration




                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of ARBOR DRUGS, INC., a Michigan corporation (the "Company"), hereby constitutes and appoints Gilbert C. Gerhard, the true and lawful attorney-in-fact and agent of the undersigned, with the power of substitution for him in any and all capacities, with full power and authority in said attorney-in-fact and agent, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, pursuant to the Arbor Drugs, Inc. Employee Stock Purchase Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                Title                                 Date
              ---------                                -----                                 ----
/s/ Eugene Applebaum                       Chairman of the Board,                    January 26, 1998
------------------------------------       Chief Executive Officer
           Eugene Applebaum                and President
                                           (Principal Executive Officer)




/s/ Markus M. Ernst                        Executive Vice President,                 January 26, 1998
------------------------------------       Chief Operating Officer
           Markus M. Ernst                 and Director




/s/ Gilbert C. Gerhard                     Senior Vice President -                   January 26, 1998
------------------------------------       Finance and Administration,
         Gilbert C. Gerhard                Chief Financial Officer,
                                           Treasurer, Secretary and Director
                                           (Principal Financial and
                                           Accounting Officer)




/s/ Spencer M. Partrich                    Director                                  January 26, 1998
------------------------------------
         Spencer M. Partrich



/s/ Laurie M. Shahon                       Director                                  January 26, 1998
------------------------------------
          Laurie M. Shahon



/s/ Samuel Valenti III                     Director                                  January 26, 1998
------------------------------------
         Samuel Valenti III

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the Arbor Drugs, Inc. Employee Stock Purchase Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on January 26, 1998.


                                              ARBOR DRUGS, INC. EMPLOYEE
                                              STOCK PURCHASE PLAN



                                              By:    /s/ Leonard Cohen
                                                 ------------------------------
                                                    Leonard Cohen
                                                    Its: Plan Administrator

                               INDEX TO EXHIBITS


Exhibit
Number                                 Exhibit
------                                 -------

4.1 Restated Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1988

4.2 Certificate of Amendment to the Articles of Incorporation of the Registrant

4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File
          No. 33-04378

4.4 Arbor Drugs, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, File No. 33-54141

4.5       First Amendment to Arbor Drugs, Inc. Employee Stock Purchase Plan

4.6       Second Amendment to Arbor Drugs, Inc. Employee Stock Purchase Plan

5.1       Opinion of Honigman Miller Schwartz and Cohn

23.1      Consent of Coopers & Lybrand LLP

23.2      Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1)

24.1 Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement)